UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2013

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-52735 (Commission File Number)	20-8753132 (IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, New Jersey 07042
(Address of principal executive offices and zip code)

(973) 744-7618
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

In January and February 2013, MetaStat, Inc. (the “Company”) entered into separate Convertible Note and Warrant Purchase Agreements (the “Purchase Agreements”) with certain accredited investors identified therein for the issuance and sale in a private placement (the “Private Placement”) consisting of, in the aggregate: (a) $1,337,000 principal amount of convertible promissory notes (the “Notes”) convertible into shares of our common stock, par value $0.0001 per share (the “Common Stock”), and (b) four-year warrants to purchase up to 133,700 shares of Common Stock at an exercise price of $3.00 per share, for aggregate gross proceeds of $1,337,000.

The Notes bear interest at the rate of 8% per annum, mature on December 31, 2013 and rank senior to the Company’s currently issued and outstanding indebtedness and equity securities.  Upon the closing by the Company of an equity or equity based financing or a series of equity or equity based financings (a “Qualified Financing”) resulting in gross proceeds to the Company of at least $3,500,000 in the aggregate, the outstanding principal amount of the Notes together with all accrued and unpaid interest thereunder (the “Outstanding Balance”) shall automatically convert into such securities, including warrants of the Company, as are issued in the Qualified Financing, the amount of which shall be determined in accordance with the following formula: (the Outstanding Balance as of the closing of the Qualified Financing) x (1.15) / (the per security price of the securities sold in the Qualified Financing).  Commencing six months following the issuance date of the Notes, the lenders shall have the right, at their option, to convert the Outstanding Balance into shares of Common Stock at a conversion price of $2.50 per share.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Purchase Agreement filed as Exhibit 10.1 hereto; (ii) form of Note issued in the Private Placement filed as Exhibit 4.1 hereto and (iii) form of Warrant issued in the Private Placement filed as Exhibit 4.2 hereto.

Item 2.03.     Creation of a Direct Financial Obligation.

The disclosure set forth under Item 1.01 above is hereby incorporated in its entirety under this Item 2.03.

Item 3.02.     Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, on February 28, 2013, the Company completed the Private Placement.  The issuance of securities in the Private Placement was exempt from registration pursuant to Section 4(2) of, and Regulation D promulgated under, the Securities Act of 1933, as amended.

The Company engaged the services of Noble Financial Capital Markets (“Noble”) to act as placement agent in connection with the Private Placement.  Additionally, Noble entered into a Master Selected Dealers Agreement with Rockwell Global Capital, LLC (“Rockwell”) to act as a selected dealer in connection with the Private Placement.  The Company paid to Noble a cash fee of $10,496 and issued 5,248 five-year placement agent warrants exercisable for shares of Common Stock with an exercise price per share of $2.50.  The Company paid to Rockwell a cash fee of $4,464 and issued 2,232 five-year placement agent warrants exercisable for shares of Common Stock with an exercise price per share of $2.50.

Item 9.01.     Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Form of Convertible Promissory Note.

4.2	Form of Warrant.

10.1	Form of Convertible Note and Warrant Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

By:   /s/ Warren C. Lau___________
        Name Warren C. Lau
        Title:  President

Dated: March 1, 2013